Exhibit 99.1

Mattersight Announces Fourth Quarter 2017 Results

Chicago, IL, February 14, 2018 (GLOBE NEWSWIRE) – Mattersight Corporation (NASDAQ: MATR), the pioneer in personality-based software applications, today announced financial results for the fourth quarter ended December 31, 2017.

“Mattersight’s fourth quarter was marked by 9% growth in total revenues and 12% growth in subscription revenue versus the same period last year,” said Mattersight CEO Kelly Conway. “We set a new record for quarterly revenue, and saw continued improvement on the cost side resulting from a more favorable product mix and improved operating efficiency.”

Fourth Quarter 2017 Financial Highlights

•	Bookings: Annual Contract Value (ACV) bookings were $2.8 million.
•	Total Revenue: Total revenue was $13.6 million.
•	Subscription Revenue: Total subscription revenue was $12.8 million.
•	Backlog: ACV in deployment was $8.9 million at the end of the quarter.
•	Gross Margin: Gross margin was 73%.

Fourth Quarter 2017 Business Highlights

•	Routing business: We saw continued revenue growth with our routing business, and fourth quarter bookings include a new customer that is a Fortune 100 financial services organization.
•	Patents: Recently issued patents include:
o

Chatbot Communication - Personality-based Chatbot and methods is an invention for a digital assistant, such as Siri, Alexa or Google Home, that will tailor its interactions with users based on their personalities.

o

Face-to-Face Analysis - Face-to-face communication analysis via mono recording system and methods will be able to predict a customer’s personality type just as Mattersight currently predicts personality types for callers into contact centers.

o

Fraud Detection - Two new patents, both titled Methods and Apparatus for Identifying Fraudulent Callers, cover new and more efficient ways of determining if an unknown speaker is a known fraudster.  By leveraging biometrics and analyzing the speaker’s voiceprint, the invention instantly cross-references the speaker’s most distinctive features with a database containing the voiceprints of known fraudsters.

Non-GAAP Financial Measures

Mattersight's net loss was $1.5 million in the fourth quarter of 2017. The Company realized positive "Adjusted EBITDA1" of $1.0 million for the fourth quarter of 2017. Adjusted EBITDA is a non-GAAP measure. For a reconciliation of net loss to Adjusted EBITDA, see the accompanying schedule.

Conference Call Information

Mattersight management will host a conference call at 5:00 p.m. ET on Wednesday, February 14, 2018. The conference call and slide presentation will be available at the Investor Relations section of Mattersight's website at http://www.mattersight.com/about-us/investor-relations. To listen to the conference call via telephone, please call 800.952.4789 (domestic) or 404.665.9579 (international), conference ID: 2685018.

For those who cannot access the live broadcast, a replay of the conference call will be available beginning approximately two hours after the live call is completed until March 18, 2018, by dialing 855.859.2056 (domestic) or 404.537.3406 (international), conference ID: 2685018.

Safe Harbor for Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  A reader can identify these forward-looking statements because they are not limited to historical fact or they  use words such as “scheduled,” “will,” “anticipate,” “project,” “estimate,” “forecast,” “goal,” “objective,” “committed,” “intend,” “continue,” “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” or “will likely result,” and other similar expressions, words and terms of similar meaning, involving risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things, the risks detailed from time to time in Mattersight’s SEC filings.  You can locate these filings on the Investor Relations page of Mattersight’s website, www.mattersight.com.  Statements included or incorporated by reference into this press release are based upon information known to Mattersight as of the date of this press release, and the company assumes no obligation to publicly revise or update any forward-looking statement for any reason. In light of Regulation FD, it is our policy not to comment on earnings, financial guidance or operations other than through press releases, publicly announced conference calls, or other means that will constitute public disclosure for purposes of Regulation FD.  Mattersight uses its website at www.mattersight.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Mattersight

Mattersight unleashes the power of personality to improve every interaction with every customer every time. With tools to learn, analyze, and predict customer behavior based on customer conversations, Mattersight helps brands create chemistry with their customers through shorter, more satisfying conversations that increase loyalty. To learn how Mattersight can help you click better with your customers visit www.mattersight.com.

1 Mattersight presents Adjusted EBITDA, a non-GAAP measure that represents cash earnings performance, excluding the impact of non-cash expenses and expense reduction activities, because management believes that Adjusted EBITDA provides investors with a better understanding of the results of Mattersight's operations. Management believes that Adjusted EBITDA reflects Mattersight's resources available to invest in its business and strengthen its balance sheet. In addition, expense reduction activities can vary significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. Although similar adjustments for expense reduction activities may be recorded in future periods, the size and frequency of these adjustments cannot be predicted. The Adjusted EBITDA measure should be considered in addition to, not as a substitute for or superior to other measures of financial performance prepared in accordance with GAAP.

Contact

David Mullen

Chief Financial Officer

312.954.7380

dave.mullen@mattersight.com

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except per share data)

	Quarter Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Revenue:
Subscription revenue	$12,787	$11,423	$43,712	$38,720
Other revenue	862	1,136	2,798	3,377
Total revenue	13,649	12,559	46,510	42,097
Operating expenses:
Cost of subscription revenue	2,583	2,525	10,159	10,365
Cost of other revenue	1,099	1,379	3,394	3,423
Total cost of revenue, exclusive of depreciation and amortization	3,682	3,904	13,553	13,788
Product development	3,100	2,914	13,295	12,502
Sales and marketing	3,851	3,397	13,389	16,848
General and administrative	2,841	2,877	12,166	11,827
Depreciation and amortization	1,473	1,650	6,347	5,946
Total operating expenses	14,947	14,742	58,750	60,911
Operating loss	(1,298)	(2,183)	(12,240)	(18,814)
Non-operating income (expense):
Interest and other borrowing costs	(432)	(1,027)	(2,785)	(2,319)
Loss on early extinguishment of debt	—	—	(1,834)	—
Change in fair value of warrant liability	69	109	377	167
Other non-operating income	2	6	56	39
Total non-operating expense	(361)	(912)	(4,186)	(2,113)
Loss before income taxes	(1,659)	(3,095)	(16,426)	(20,927)
Income tax benefit (provision)	110	(24)	106	(50)
Net loss	(1,549)	(3,119)	(16,320)	(20,977)
Dividends related to 7% Series B convertible preferred stock	(146)	(146)	(584)	(586)
Net loss available to common stockholders	$(1,695)	$(3,265)	$(16,904)	$(21,563)
Per share of common stock:
Basic net loss available to common stockholders	$(0.05)	$(0.13)	$(0.56)	$(0.86)
Diluted net loss available to common stockholders	$(0.05)	$(0.13)	$(0.56)	$(0.86)
Shares used to calculate basic net loss per share	31,581	25,366	30,451	25,209
Shares used to calculate diluted net loss per share	31,581	25,366	30,451	25,209
Stock-based compensation expense is included in individual line items above:
Total cost of revenue	$77	$72	$353	$371
Product development	174	271	667	1,134
Sales and marketing	130	282	348	1,697
General and administrative	422	404	1,559	2,122

MATTERSIGHT CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	December 31, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$9,044	$12,538
Receivables net of allowances of $41 and $311, at December 31, 2017 and December 31, 2016, respectively	6,565	8,508
Prepaid expenses	5,805	4,440
Other current assets	65	296
Total current assets	21,479	25,782
Equipment and leasehold improvements, net of accumulated depreciation and amortization of $24,955 and $19,748, at December 31, 2017 and December 31, 2016, respectively	8,572	9,576
Goodwill	972	972
Intangible assets, net of amortization of $4,357 and $3,820, respectively	2,952	3,201
Other long-term assets (includes $2,675 and $4,210 of restricted cash, at December 31, 2017 and December 31, 2016, respectively)	5,960	6,033
Total assets	$39,935	$45,564
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term debt	$93	$738
Accounts payable	1,474	1,835
Accrued compensation and related costs	3,312	2,302
Unearned revenue	3,032	4,911
Capital leases	1,967	1,982
Other current liabilities	3,399	3,374
Total current liabilities	13,277	15,142
Long-term debt	17,056	20,839
Long-term unearned revenue	914	757
Long-term capital leases	1,190	1,602
Other long-term liabilities	6,475	5,945
Total liabilities	38,912	44,285
7% Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 1,637,786 and 1,637,948 shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively, with a liquidation preference of $11,568 and $10,985, at December 31, 2017 and December 31, 2016, respectively	8,353	8,354
Stockholders’ Equity:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 33,083,180 and 27,511,361 shares issued at December 31, 2017 and December 31, 2016, respectively; 33,039,713 and 26,622,706 shares outstanding at December 31, 2017 and December 31, 2016, respectively	331	275
Additional paid-in capital	275,963	264,214
Accumulated deficit	(279,425)	(263,062)
Treasury stock, at cost, 43,467 and 888,655 shares at December 31, 2017 and December 31, 2016, respectively	(117)	(4,455)
Accumulated other comprehensive loss	(4,082)	(4,047)
Total stockholders’ equity (deficit)	(7,330)	(7,075)
Total liabilities and stockholders’ equity	$39,935	$45,564

MATTERSIGHT CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in thousands)

	Twelve Months Ended
	December 31, 2017	December 31, 2016
Cash Flows from Operating Activities:
Net loss	$(16,320)	$(20,977)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,347	5,946
Stock-based compensation	2,927	5,324
Discount accretion and other debt-related costs	1,417	436
Provision for uncollectible accounts	59	287
Change in fair value of warrant liability	(377)	(167)
Changes in assets and liabilities:
Receivables	1,884	(3,932)
Prepaid expenses	(1,089)	71
Other current assets	231	(62)
Other long-term assets	(1,257)	(3,615)
Accounts payable	(559)	375
Accrued compensation and related costs	1,010	(459)
Unearned revenue	(1,722)	(2,307)
Other current liabilities	1,292	722
Other long-term liabilities	633	582
Total adjustments	10,796	3,201
Net cash used in operating activities	(5,524)	(17,776)
Cash Flows from Investing Activities:
Capital expenditures	(2,998)	(3,714)
Investment in intangible assets	(279)	(349)
Net cash used in investing activities	(3,277)	(4,063)
Cash Flows from Financing Activities:
Proceeds from line of credit	26,900	16,246
Repayments of line of credit	(10,000)	(16,246)
Proceeds from term loan and other borrowings	—	28,880
Repayments of term loan and other borrowings	(23,512)	(6,945)
Debt prepayment costs	(692)	(96)
Fees paid for issuance of debt	(206)	(628)
Proceeds from issuance of common stock, net of costs	14,752	—
Cash paid to satisfy tax withholding upon vesting of employee stock awards	(1,177)	(440)
Principal payments on capital lease obligations	(2,498)	(2,296)
Proceeds from employee stock purchase plan	240	289
7% Series B convertible preferred stock dividend	—	(10)
Proceeds from exercise of stock options	—	236
Net cash provided by financing activities	3,807	18,990
Effect of exchange rate changes on cash and cash equivalents	(35)	(20)
Decrease in total cash	(5,029)	(2,869)
Cash and cash equivalents	12,538	15,407
Restricted cash (included in Other long-term assets on the Consolidated Balance Sheets)	4,210	—
Total cash, beginning of period	16,748	15,407
Cash and cash equivalents	9,044	12,538
Restricted cash (included in Other long-term assets on the Consolidated Balance Sheets)	2,675	—
Total cash, end of period	$11,719	$12,538
Non-Cash Investing and Financing Activities:
Capital lease obligations incurred	$2,071	$2,447
Capital equipment purchased on credit	2,071	2,447
Issuance of warrant, at fair value	—	924
Supplemental Disclosures of Cash Flow Information:
Interest paid	$2,476	$1,343

MATTERSIGHT CORPORATION

CALCULATION OF ADJUSTED EBITDA

(Unaudited and in thousands)

	Quarter Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
GAAP - Net Loss	$(1,549)	$(3,119)	$(16,320)	$(20,977)
Depreciation and amortization	1,473	1,650	6,347	5,946
Interest and other borrowings	432	1,027	2,785	2,319
Loss on early extinguishment of debt	—	—	1,834	—
Interest income	(2)	(6)	(56)	(39)
Income tax benefit (provision)	(110)	24	(106)	50
EBITDA	$244	$(424)	$(5,516)	$(12,701)
Stock based compensation	803	1,029	2,927	5,324
Change in fair value of warrant liability	(69)	(109)	(377)	(167)
Adjusted EBITDA	$978	$496	$(2,966)	$(7,544)